UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 29, 2016

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Xilinx, Inc. disclosed in its quarterly report on Form 10-Q filed on July 28, 2016, that it had been subject to examination by the Internal Revenue Service for fiscal years 2012 through 2014 and that the case had been moved forward to the congressional Joint Committee on Taxation (“Joint Committee”) for review.

On July 29, 2016, Xilinx received written notification that the Joint Committee had completed its review and had taken no exception to the conclusions reached by the Internal Revenue Service. As a result, Xilinx will record a tax benefit of approximately $9 million, associated with unrecognized tax benefits in the second quarter of fiscal 2017.

Safe Harbor Statement

This report contains forward-looking statements, including those relating to an expected tax benefit of approximately $9 million. These statements are subject to known and unknown risks and uncertainties that could cause results to differ materially from those expressed or implied by such statements, including without limitation (i) risks related to the amount and timing of the tax benefit, and (ii) other risks described in Xilinx’s SEC filings, including its most recent Form 10-Q. All forward looking statements are based on management’s estimates, projections, and assumptions as of the date of this report, and Xilinx undertakes no obligations to update any such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 2, 2016

XILINX, INC.
By:	/s/ Lorenzo A. Flores
Lorenzo A. Flores
Senior Vice President and Chief Financial Officer